UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Horace Mann Life Insurance Company Separate Account Horace Mann Life Insurance Company Qualified Group Annuity Separate Account
(Name of Registrant as Specified In Its Charter)

Horace Mann Life Insurance Company
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Outbound Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (CALLER’S FULL NAME).

May I please speak with Contract Owner’s FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of Horace Mann Life Insurance Company to confirm that you have received the proxy material dated October 12, 2015.

Have you received the information?

(Pause for response)

If “Yes” or positive response: Have you submitted your vote? If Yes, thank you for your vote. If not, I can transfer you to the proxy vendor to record your voting instructions by phone.

If Yes:

Would you like to record your vote using the Automated Voice Response system?

If Yes I will be glad to transfer you to our proxy vendor. If we get disconnected during the transfer the number is 888-227-9349. Then Transfer client to the AVR line at AST.

If no, I will be glad to transfer you to our proxy vendor. If we get disconnected the number is 877-536-1557. Then transfer client to AST Operator line.

Horace Mann Life Insurance Company is requesting a vote to approve the proposals described in the proxy materials.

If “No” or negative response:

I would be happy to transfer you to the proxy vendor so they can send you another set of the proxy materials.

Horace Mann Life Insurance Company is requesting a vote to approve the proposals described in the proxy.

FOR INTERNAL DISTRIBUTION ONLY	Updated 1-1-14

Outbound Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (CALLER’S FULL NAME).

May I please speak with (CONTRACT OWNER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of Horace Mann Life Insurance Company to confirm that you have received the proxy material dated October 12, 2015.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

Have you submitted your vote? If not, I can record your voting instructions by phone.

Horace Mann Life Insurance Company is requesting a vote to approve the proposals described in the proxy materials.

If yes, thank you for your vote.

If “No” or negative response:

I would be happy to send you another set of the proxy materials via the postal service.

Horace Mann Life Insurance Company is requesting a vote to approve the proposals described in the proxy materials.

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you

FOR INTERNAL DISTRIBUTION ONLY	Updated 1-1-14

Outbound Script (CONFIRM RECEIPT OF PROXY MATERIAL)

should have any questions please call the toll free number listed on this confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 1-1-14

Horace Mann IVR script.

Thank you for calling Horace Mann Life Insurance Company. This call may be recorded for quality purposes. If you are calling to vote the proxy you recently received, please press 1. If you called to talk with a service representative, press 2.

On hold script

Our representatives are currently helping others at this time. If you are calling to vote the proxy you recently received, you can vote by going to proxyonline.com or calling 888-227-9349, or press 1 now. If you would still like to talk with one of our service representatives please stay on the line and they will be with you shortly. Thank you for your patience.

Office closed script

Thank you for calling Horace Mann Life Insurance Company. Our offices are closed at this time. If you are calling to vote the proxy you recently received, you can vote by going to proxyonline.com or by calling 888-227-9349. This information will be repeated at the end of this message. If you would like to talk with one of our service representatives our normal business hours are Monday through Friday, 7 a.m. to 7 p.m. Central time. Again, if you would like to vote the proxy, you can go to proxyonline.com or call 888-227-9349. Thank you and have a nice day.